UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2023

Harbor Custom Development, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-39266	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1201 Pacific Avenue, Suite 1200 Tacoma, WA 98402
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code (253) 649-0636
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	HCDI	The Nasdaq Stock Market LLC
8.0 % Series A Cumulative Convertible Preferred Stock	HCDIP	The Nasdaq Stock Market LLC
Warrants	HCDIW	The Nasdaq Stock Market LLC
Warrants	HCDIZ	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Succession

On May 11, 2023, Sterling Griffin, Chairman of the Board of Directors, Chief Executive Officer, and President of Harbor Custom Development, Inc. (the “Company”), notified the Company that he will retire from all roles with the Company effective as of July 12, 2023 (the “Transition Date”). In order to provide for a smooth transition of his roles, Mr. Griffin has agreed to remain to be engaged by the Company and serve in a new, non-executive role of Strategic Advisor, effective as of July 12, 2023 through January 12, 2025. Mr. Griffin’s retirement is not due to any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

Mr. Griffin will not stand for re-election as a director on the board of directors of the Company (the “Board”) at the Company’s upcoming Annual Shareholder Meeting.

The Board expects to appoint Jeffrey Habersetzer, currently the Chief Operating Officer, General Counsel, and Corporate Secretary of the Company, as Interim Chief Executive Officer and Interim President of the Company, effective as of July 12, 2023, to succeed Mr. Griffin. Terms of an agreement with Mr. Habersetzer will be announced when determined by the Board.

Mr. Habersetzer joined the Company in 2019. He has more than a decade of experience in real estate, contracts, and corporate governance. As Chief Operating Officer and General Counsel, Mr. Habersetzer has played an integral role in four successful capital raises for the Company; was extensively involved in taking the Company public in 2020; oversees company operations and construction activities; and currently chairs the acquisitions and due diligence committee. Prior to joining the Company, Mr. Habersetzer owned a legal practice specializing in real estate, debt-financing, and corporate law. Mr. Habersetzer holds a Bachelor’s degree from the University of Washington, and a law degree and a Master’s in Business Administration from Seattle University, graduating Cum Laude in both programs simultaneously. Mr. Habersetzer has been a licensed attorney in the state of Washington since 2017.

Letter Agreement with Mr. Griffin

In connection with Mr. Griffin’s retirement, the Company and Mr. Griffin entered into a letter agreement on May 11, 2023. Pursuant to the letter agreement, effective July 12, 2023, Mr. Griffin will remain engaged by the Company in a new, non-executive role of Strategic Advisor and provide strategic advisory services as requested by the Board for a period of 18 months ending on January 12, 2025. During such transition period, Mr. Griffin will be paid monthly compensation of $27,777.77 and may receive performance fees for closing sales of certain specified multifamily projects.

The foregoing is not a complete description of the letter agreement entered into with Mr. Griffin and is qualified by reference to the full text and terms of the document which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Chief Operating Officer Succession

The Company also plans to appoint Lance Brown, currently Chief Financial Officer of the Company, as Interim Chief Operating Officer to succeed Mr. Habersetzer, effective as of July 12, 2023.

Mr. Brown joined the Company in 2021. His primary focus is providing financial support and oversight for operations, financial planning & analysis, general ledger accounting, SEC reporting, and tax. Prior to joining the Company, Mr. Brown was Vice President and Chief Accounting Officer at Select Interior Concepts (NASDAQ: SIC), where he was responsible for Finance, Accounting, SEC Reporting, and Tax. During his time at SIC, Mr. Brown developed the public company accounting and reporting infrastructure; was extensively involved in the diligence and integration for multiple completed acquisitions; assisted with the sale, divestiture, and de-integration of SIC’s largest business unit to a major competitor; and provided significant support for the sale and going private transaction of SIC. Mr. Brown started his career in public accounting at PricewaterhouseCoopers. He holds a Bachelor of Business Administration degree from the University of Georgia and a Master of Accountancy from Auburn University. Mr. Brown is a Certified Public Accountant.

Brown Employment Agreement Amendment

The terms of Mr. Brown’s Employment Agreement will not change other than to add his new title and duties as Chief Operating Officer effective July 12, 2023.

There are no arrangements or understandings between Mr. Brown and any other person pursuant to which Mr. Brown was appointed as Chief Operating Officer of the Company. Mr. Brown does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the “SEC”) between Mr. Brown and the Company.

Item 7.01 Regulation FD Disclosure

A copy of a press release announcing the Executive Team Transition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Letter Agreement, dated May 11, 2023, between Harbor Custom Development, Inc. and Sterling Griffin
99.1	Press Release of Harbor Custom Development, Inc., dated May 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.

Harbor Custom Development, Inc.

Date:	May 11, 2023	By:	/s/ Sterling Griffin
		Name:	Sterling Griffin
		Title:	Chief Executive Officer and President (Principal Executive Officer)